                                                                   EXHIBIT 10.30


                       Warrants To Purchase Common Stock

For good and valuable consideration, and in connection with advisory and consulting services provided and to be provided under a letter Agreement dated June 10, 1997, IntraLinks, Inc., a Delaware corporation ("IntraLinks" or the "Company") does hereby grant to Landwell Financial Services, Inc., a New Jersey corporation ("Landwell") warrants (hereinafter referred to as the "Landwell Warrants") for the right to purchase 15,000 shares of common stock of IntraLinks at an exercise price of $50,000.

The Landwell Warrants may be exercised at any time in whole (but not in part) during the five-year period commencing July 1, 1997 and ending June 30, 2002.

The Landwell Warrants, on an "as-exercised basis", will be governed by the terms and conditions of Intralinks Shareholders' Agreement, as amended from time to time (the terms of which are incorporated herein by reference) that apply to holders of Intralinks' common stock, except that Landwell Warrants will have no voting rights until such warrants are exercised and converted into actual shares of IntraLinks common stock. In particular but without limitation, Landwell Warrants will have the same pre-emptive rights, on an "as-exercised basis", as other IntraLinks common stock, and Landwell Warrants will have the same exit rights, including "piggyback" rights and "tag along" rights, as other IntraLInks common stock, all as provided in the aforesaid IntraLInks Shareholders' Agreement.

Landwell may not sell, transfer, pledge or assign Landwell Warrants to any party other than to such party or parties permitted to other IntraLinks common stockholders under IntraLInks Shareholders' Agreement. In event of a permitted opportunity for Landwell to sell Landwell Warrants, the Company will use its best efforts to enable Landwell, at its specific written request, to sell Landwell Warrants on such terms and conditions that will maximize potential income tax benefits to landwell from the transaction including,without limitations the right to sell Landwell Warrants to a buyer in the form of warrants (without the need to for Landwell first to exercise Landwell Warrants into shares of IntraLinks common stock.)

Both Landwell and IntraLinks acknowledge, understand and fully agree that Paragraph 4., "Representations and Warranties", Paragraph 5., Representations of the Company", and Paragraph 6., "Miscellaneous" of Intralinks' Subscription Agreement for Series A Preferred Stock, dated January 15, 1997, shall apply to the Landwell Warrants and that such provisions expressly are incorporated herein by reference.

In Witness Whereof, the undersigned have caused this agreement to be executed as of June 10, 1997, and agree to be bound by this agreement


     David M. Cromwell                       Mark S. Adams
     -------------------------               ---------------------

     David M. Cromwell                       Mark S. Adams
     Chairman of the Board                   Chief Executive Officer
     Landwell Financial Services, Inc.       Intralinks, Inc.
     25 Shrewsbury Drive                     1372 Broadway
     Rumson, NJ 07760-2007                   New York, NY 10018-6106

     2.   Exercise; Expiration Date
          -------------------------

          2.1. The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as EXHIBIT A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

          2.2. The term "Expiration Date" shall mean 5:00 p.m. New York time FIVE (5) years from the date hereof, or if such day shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     3.   Registration and Transfer on Company Books
          ------------------------------------------

          3.1. The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

          3.2. Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

          3.3. The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

     4.   Reservation of Shares
          ---------------------

          The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of such outstanding capital stock of the Company are then listed.


     5.   Loss or Mutilation
          ------------------

          Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.


     6.   Adjustment of Purchase Price
          and Number of Shares Deliverable
          --------------------------------

          6.1. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                6.1.1. In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock,
     (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
     (a) shall become effective retroactively as of the record date of such event.

                6.1.2. In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
     Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                6.1.3. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          6.2. No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          6.3. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by an officer of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, and a brief statement of the facts requiring such adjustment.

          6.4. The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     7.   Voluntary Adjustment by the Company
          -----------------------------------

          The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

     8.   Fractional Shares and Warrants;
          Determination of Market Price Per Share
          ---------------------------------------

          8.1. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

          8.2. As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the closing price per share of such class or series of Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board of Directors of the Company.

     9.   Restriction Upon Transfer; Securities Law Matters.
          -------------------------------------------------

THESE WARRANTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER, EXCEPT AS SPECIFICALLY PROVIDED IN THE PURCHASE AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE COMPANY AND THE HOLDER. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED UNLESS SUCH SALE, ASSIGNMENT OR TRANSFER OF SUCH SHARES IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     10.  Governing Law
          -------------

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 2nd day of October, 1997.


                                      INTRALINKS, INC.



[SEAL]                                By: __________________________
                                          Name:
                                          Title:

                                                            EXHIBIT A



                                 NOTICE OF EXERCISE


          The undersigned hereby irrevocably elects to exercise, pursuant to
Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.




                              Name of Holder



                              Signature

                              Address: